Exhibit 10.1
Execution Copy

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 22, 2023 (this “Amendment”), is by and among THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the “Company”), each Lender party hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Company, each Subsidiary of the Company from time to time party thereto as a Designated Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of December 22, 2021, as amended by that certain First Amendment to Credit Agreement, dated as of December 16, 2022 (as further amended, restated, amended and restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders party hereto are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
AMENDMENTS TO CREDIT AGREEMENT
1.1Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term “Applicable Rate” to read as follows:
“Applicable Rate” means, in respect of each Facility, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Term SOFR Loans + Alternative Currency Loans + Global Swing Line Loans + Letters of Credit	Base Rate +
1	≥ 4.00:1.00	0.250%	2.000%	1.000%

2	≥ 3.25:1.00 but < 4.00:1.00	0.225%	1.750%	0.750%
3	≥ 2.50:1.00 but < 3.25:1.00	0.200%	1.500%	0.500%
4	≥ 1.75:1.00 but < 2.50:1.00	0.175%	1.375%	0.375%
5	≥ 1.00:1.00 but < 1.75:1.00	0.150%	1.250%	0.250%
6	< 1.00:1.00	0.150%	1.125%	0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition or otherwise in this Agreement, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) at all times during the Relief Period, the Applicable Rate shall be (i) 2.50% in respect of Term SOFR Loans, Alternative Currency Loans, Global Swing Line Loans and Letters of Credit, (ii) 1.50% in respect of Base Rate Loans and (iii) 0.250% in respect of the Commitment Fee. On the first Business Day following the Relief Period Termination Date, the Applicable Rate shall be determined based upon the Consolidated Leverage Ratio (and the corresponding Pricing Level above (and the sentence following the table above, including the proviso thereto, if applicable)) as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) prior to (or, in the case of the Relief Period Termination Date occurring at the time of delivery of the March 31, 2025 financial statements and corresponding Compliance Certificate, at the time of) the Relief Period Termination Date.
1.2Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term “Relief Period” to read as follows:
“Relief Period” means the period commencing on the First Amendment Effective Date and continuing until the date (such earlier date, the “Relief Period Termination Date”) which is the earlier to occur of: (a) the date specified as the “Relief Period Termination Date” in a written notice from the Company to the Administrative Agent (which written notice shall be delivered to the Administrative Agent five (5) Business Days prior to the “Relief Period Termination Date” specified in such notice) and (b) the date on which both (i) the financial statements required by Section 6.01(b) and (ii) the Compliance Certificate required by Section 6.02(a), in each case, for the fiscal quarter ending March 31, 2025, shall have been delivered to the Administrative Agent by the Company (or, if earlier, the date on which such statements and certificate were required to be delivered to the Administrative Agent pursuant to such Sections).
1.3Section 1.01 of the Credit Agreement is hereby amended by inserting the defined term “Second Amendment Effective Date” in appropriate alphabetical order to read as follows:
“Second Amendment Effective Date” means August 22, 2023.
1.4Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term “Excluded Subsidiary” to read as follows:

“Excluded Subsidiary” means, as of any date of determination, any Subsidiary of the Company that (i) is a captive insurance Subsidiary; (ii) is a not-for-profit Subsidiary; (iii) is an Immaterial Subsidiary; (iv) is a Receivables Subsidiary; (v) is not a Wholly-Owned Subsidiary of the Company; provided that an existing Subsidiary that is a Loan Party shall not be released from being a Subsidiary Guarantor solely as a result of such Subsidiary becoming a non- Wholly-Owned Subsidiary if as a result of (i) a Disposition or issuance of Equity Interests of such Subsidiary, in either case, to a Person that is an Affiliate of the Company or (ii) any transaction entered into primarily for the purpose of such Subsidiary ceasing to constitute a Loan Party; (vi) to the extent (and for so long as) not required to guarantee the Obligations pursuant to the Collateral and Guarantee Requirement; or (vii) is listed on Schedule 1.02.
1.5Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Consolidated Interest Coverage Ratio. Permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense to be less than, as of the end of any fiscal quarter of the Company ending on or after (x) the Closing Date and prior to the Second Amendment Effective Date, 2.75:1.00 and (y) the Second Amendment Effective Date, 2.50:1.00.
1.6Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Consolidated Secured Leverage Ratio. Permit the Consolidated Secured Leverage Ratio as of the end of any fiscal quarter of the Company ending on or after the Closing Date to be greater than 4.25:1.00; provided, after the consummation of a Specified Acceptable Acquisition, the Company may elect to increase the maximum Consolidated Secured Leverage Ratio to (i) 5.00:1.00 for the first four fiscal quarters occurring after the date of such Acceptable Acquisition (“Initial Leverage Ratio Increase”) and (ii) 4.50:1.00 for the first two fiscal quarters occurring after the end of the Initial Leverage Ratio Increase; provided further that, notwithstanding any of the foregoing to the contrary, during the Relief Period, the Company shall not permit the Consolidated Secured Leverage Ratio as of the end of any fiscal quarter of the Company occurring during the Relief Period to be greater than the ratio set forth below opposite such period (for the avoidance of doubt, (A) the last fiscal period for which the Company shall have the benefit of this further proviso shall be the earlier of (I) the fiscal quarter ending immediately prior to the Relief Period Termination Date and (II) the fiscal quarter ending December 31, 2024, and (B) the Company shall not have the ability to elect to further increase the maximum Consolidated Secured Leverage Ratio in connection with any Specified Acceptable Acquisition during the Relief Period and for the two (2) full fiscal quarters ending immediately following the Relief Period Termination Date):

Fiscal Quarter Ending	Maximum Consolidated Secured Leverage Ratio
September 30, 2023	5.00:1.00
December 31, 2023	5.25:1.00
March 31, 2024 through (and including) December 31, 2024	5.00:1.00

1.7Section 8.01(k)(ii) and (iii) of the Credit Agreement are hereby deleted and a new clause (ii) is inserted therein to read as follows:
(ii) to the extent any loss of perfection or priority results solely from (A) the Administrative Agent no longer having possession of certificates actually delivered to it representing Equity

Interests pledged under any Collateral Document or (B) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner.
1.8Section 10.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(e)    (i) change Section 8.03, (ii) change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (iii) subordinate, or have the effect of subordinating, the Obligations hereunder to any Indebtedness or other obligation, in any case, without the written consent of each Lender;

Article 2
CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective as of the date first above written (such date, the “Second Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

2.1    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment, duly executed by the Company, the Required Lenders and the Administrative Agent.
2.2    Default. No Default or Event of Default shall exist immediately prior to and after giving effect to this Amendment.
2.3    Fees, Costs and Expenses.
(a)The Administrative Agent shall have received from the Company for the account of each Lender that executes and delivers a signature page hereto to the Administrative Agent by 5:00 p.m. (ET) on or before August 22, 2023 (each such Lender, a “Consenting Lender”), an amendment fee equal to 0.25% of such Consenting Lender’s Total Credit Exposure on the Second Amendment Effective Date.
(b)The Administrative Agent shall have received from the Company such other fees, costs and expenses previously agreed in writing by the Company to be due and payable in connection with this Amendment on or prior to the Amendment Effective Date.
(c)Holland & Knight LLP shall have received from the Company payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, in each case to the extent such fees and expenses are required to be paid by the Company pursuant to the Credit Agreement or otherwise previously agreed in writing by the Company to be payable in connection with the Amendment and to the extent invoiced to the Company at least two Business Days prior to the Amendment Effective Date.
2.4    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
Article 3
MISCELLANEOUS
3.1    Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit

Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2    Representations and Warranties of the Company. The Company represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Company of this Amendment.
(d)The representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the Second Amendment Effective Date and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are (x) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of such earlier date and (y) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of such earlier date.
(e)As of the Second Amendment Effective Date, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3    Reaffirmation of Obligations. The Company, on behalf of itself and each other Loan Party, hereby ratifies the Credit Agreement and each other Loan Document, and acknowledges and reaffirms (a) that each Loan Party is bound by all terms of the Credit Agreement and each such Loan Document applicable to it and (b) that each Loan Party is responsible for the observance and full performance of its respective Obligations.
3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5    Expenses. The Company agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of the Administrative Agent’s legal counsel.
3.6    Further Assurances. The Company agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Delivery. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart.
3.9    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
3.11    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:

THE HAIN CELESTIAL GROUP, INC.
By: /s/ Christopher J. Bellairs
Name: Christopher J. Bellairs
Title: Executive Vice President & Chief
Financial Officer

The Associated Press
First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as the Administrative Agent

By: /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President
Hain Celestial Group
Second Amendment to Credit Agreement

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Jana L. Baker
Name: Jana L. Baker
Title: Senior Vice President

Hain Celestial Group
Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as a Lender

By: /s/ Michael Zick
Name: Michael Zick
Title: Director

Hain Celestial Group
Second Amendment to Credit Agreement

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Michael DeVivo
Name: Michael DeVivo
Title: Vice President

Hain Celestial Group
Second Amendment to Credit Agreement

COBANK, ACB,
as a Lender

By: /s/ John B. Trawick
Name: John B. Trawick
Title: Vice President

Hain Celestial Group
Second Amendment to Credit Agreement

COÖPERATIEVE RABOBANK U.A.,
NEW YORK BRANCH,
as a Lender

By: /s/ André Baladi
Name: André Baladi
Title: Managing Director

By: /s/ Irene Stephens
Name: Irene Stephens
Title: Executive Director

Hain Celestial Group
Second Amendment to Credit Agreement

FARM CREDIT EAST, ACA,
as a Lender

By: /s/ Justin A. Brown
Name: Justin A. Brown
Title: Vice President

Hain Celestial Group
Second Amendment to Credit Agreement

JPMorgan Chase Bank N.A.,
as a Lender

By: /s/ Anthony Galea
Name: Anthony Galea
Title: Managing Director

Hain Celestial Group
Second Amendment to Credit Agreement

TD BANK, N.A.,
as a Lender

By: /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

Hain Celestial Group
Second Amendment to Credit Agreement

BANK OF MONTREAL,
as a Lender

By: /s/ Katherine Robinson
Name: Katherine Robinson
Title: Managing Director

Hain Celestial Group
Second Amendment to Credit Agreement

HSBC Bank USA, National Association,
as a Lender

By: /s/ Matthew Guarnaccia
Name: Matthew Guarnaccia
Title: Senior Vice President #23439

Hain Celestial Group
Second Amendment to Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By: /s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Vice President

Hain Celestial Group
Second Amendment to Credit Agreement

AgFirst Farm Credit Bank,
as a Lender

By: /s/ Brandon Waring
Name: Brandon Waring
Title: AVP, Capital Markets
Hain Celestial Group
Second Amendment to Credit Agreement